Exhibit 99.1
2seventy bio Announces Proposed Public Offering of Common Stock
February 28, 2023 – 2seventy bio, Inc. (“2seventy bio”) (Nasdaq: TSVT), a cell and gene therapy company focused on the research, development, and commercialization of transformative treatments for cancer, announced today that it has commenced an underwritten public offering of $100 million of shares of its common stock. All of the shares in the proposed offering are being offered by 2seventy bio. In addition, 2seventy bio intends to grant the underwriters a 30-day option to purchase up to an additional $15 million of shares of its common stock at the public offering price, less underwriting discounts and commissions. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Goldman Sachs & Co. LLC, Cowen and Company, LLC and SVB Securities LLC are acting as joint book-running managers for the offering.
The securities are being offered by 2seventy bio pursuant to 2seventy bio’s registration statement on Form S-3 that was previously filed with the U.S. Securities and Exchange Commission (SEC) on November 7, 2022 and became effective on November 18, 2022. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering will be filed with the SEC and may be obtained, when available, from: Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526, facsimile: (212) 902-9316, email: prospectus-ny@ny.email.gs.com; Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926; or SVB Securities LLC, Attn: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at 1-800-808-7525, ext. 6105, or by email at syndicate@svbsecurities.com; or by accessing the SEC’s website at www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About 2seventy bio
Our name, 2seventy bio, reflects why we do what we do - TIME. Cancer rips time away, and our goal is to work at the maximum speed of translating human thought into action – 270 miles per hour – to give the people we serve more time. We are building the leading immuno-oncology cell therapy company, focused on discovering and developing new therapies that truly disrupt the cancer treatment landscape.
With a deep understanding of the human body’s immune response to tumor cells and how to translate cell therapies into practice, we’re applying this knowledge to deliver next generation cellular therapies that focus on a broad range of hematologic malignancies, including the first FDA-approved CAR T cell therapy for multiple myeloma, as well as solid tumors. Our research and development is focused on delivering therapies that are designed with the goal to “think” smarter and faster than the disease. Importantly, we remain focused on accomplishing these goals by staying genuine and authentic to our “why” and keeping our people and culture top of mind every day.
2seventy bio is a trademark of 2seventy bio, Inc.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding 2seventy bio’s anticipated public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and statements regarding the timing, size and expected gross proceeds of the offering, the satisfaction of customary closing conditions related to the offering and sale of securities, the grant to the underwriters of an option to purchase additional shares and 2seventy bio’s ability to complete the offering. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in 2seventy bio’s most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in 2seventy bio’s other filings with the SEC, including those contained or incorporated by reference in the preliminary prospectus supplement and accompanying prospectus related to the proposed offering to be filed with the SEC. Any forward-looking statements contained in this press release represent 2seventy bio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. 2seventy bio’s explicitly disclaims any obligation to update any forward-looking statements, except as required by law.
Contacts
Investor Contact:
Elizabeth Pingpank
860-463-0469
elizabeth.pingpank@2seventybio.com
Media Contact:
Jenn Snyder
617-448-0281
jenn.snyder@2seventybio.com